UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 17, 2026, Nocopi Technologies, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 24, 2026, the Company had outstanding 11,101,789 shares of common stock, of which 9,616,588 shares were represented at the Annual Meeting by proxy and in person; accordingly, a quorum was constituted.

Proposal 1:  Election of Mr. Matthew C. Winger as a Class II director to serve until the Company’s 2029 annual meeting of stockholders or until his successor is duly elected and qualifies

The following votes were cast with respect to Proposal 1. The proposal was approved.

For	Against	Abstain	Broker Non-votes
7,319,489	16,024	313	2,280,762

Proposal 2:  Ratification of Stephano Slack LLC as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2026

The following votes were cast with respect to Proposal 2.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
9,613,916	2,650	22	—

Proposal 3:  Adoption of a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers

The following votes were cast with respect to Proposal 3.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
7,318,075	16,648	1,103	2,280,762

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: June 23, 2026	By:	/s/ Matthew C. Winger
Matthew C. Winger
Chief Executive Officer